FS ENERGY AND POWER FUND 8-K

Exhibit 10.5

GUARANTY

This GUARANTY, dated as of November 6, 2015 (this “Guaranty”), is made and entered into by and between FS ENERGY AND POWER FUND, a Delaware statutory trust (“Guarantor”), and FORTRESS CREDIT CO LLC (“Fortress”), in its capacity as Administrative Agent (in such capacity, “Administrative Agent”) for itself and as representative of lenders party to the Loan Agreement referred to below (collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Term Loan and Security Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement), by and among FOXFIELDS FUNDING LLC, a Delaware limited liability company (“Company”), the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and Administrative Agent; and

WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to make Term Loans and extend other financial accommodations to Company; and

WHEREAS, Guarantor owns 100% of the outstanding Capital Stock of Company, and as such, will derive direct and indirect economic benefits from the Lenders making the Term Loans and extending other financial accommodations to Company pursuant to the Loan Agreement; and

WHEREAS, in order to induce Administrative Agent and Lenders to enter into the Loan Agreement and the other Loan Documents and to induce Lenders to make the Term Loans and extend the other financial accommodations to Company as provided for in the Loan Agreement, Guarantor has agreed to guarantee payment of the Obligations on the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Guarantor and Administrative Agent agree as follows:

1.     Guaranty of the Obligations. Guarantor hereby irrevocably and unconditionally guaranties to Administrative Agent, for the ratable benefit of the Lenders, the due and punctual payment in full, in Cash, of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

2.     Payment by Guarantor. Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which Administrative Agent or any Lender may have at law, in equity or otherwise against Company or any other Loan Party, that upon the failure of Company or any other such Loan Party to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantor will, upon demand, pay, or cause to be paid, in Cash, to Administrative Agent, for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due and owing.

3.     Liability of Guarantor is Absolute. Guarantor agrees that Guarantor’s obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full, in Cash, of the Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims). In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

(a)    this Guaranty is a guaranty of payment when due and not of collectability; and

(b)   this Guaranty is a primary obligation of Guarantor and not merely a contract of surety; and

(c)    the obligations of Guarantor hereunder are independent of the obligations of Company or any other Loan Party, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any other such Loan Party and whether or not any of them are joined in any such action or actions; and

(d)   payment by Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a Judgment in any suit brought to enforce Guarantor’s covenant to pay a portion of the Guaranteed Obligations, except as otherwise expressly provided in the applicable Judgment, such Judgment shall not be deemed to release Guarantor from Guarantor’s covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such Judgment shall not, except to the extent actually satisfied by Guarantor, limit, affect, modify or abridge Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(e)    Administrative Agent and/or Lenders may, in accordance with the terms of the Loan Agreement, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor’s liability hereunder, from time to time may (in each case and at all times in accordance with the Loan Agreement) (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of settlement with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Administrative Agent or such Lender in respect hereof or the Guaranteed Obligations in accordance with any applicable security agreement; and (vi) exercise any other rights available to it under the Loan Documents; and

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(f)    this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the indefeasible payment in full, in Cash, of the Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims)), including the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Defaults or Events of Default) of the Loan Agreement, any other Loan Document or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Administrative Agent or any Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) Administrative Agent’s or any Lender’s consent to the change, reorganization or termination of the corporate structure or existence of Company, any other Loan Party or any of their respective Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company or any other Loan Party may allege or assert against Administrative Agent or any Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, but excluding defenses that the Guaranteed Obligations are not then due and owing or that no Event of Default shall have occurred and then be continuing; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations.

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4.     Waivers by Guarantor. Guarantor hereby waives, for the benefit of Administrative Agent and Lenders: (a) any right to require Administrative Agent and/or any Lender, as a condition of payment or performance by Guarantor, to (i) proceed against Company or any other Loan Party or any other Person, (ii) proceed against or exhaust any security held from Company, any such other Loan Party or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Administrative Agent and/or any Lender in favor of Company, any such other Loan Party or any other Person, or (iv) pursue any other remedy in the power of Administrative Agent or any Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any such other Loan Party, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any such other Loan Party from any cause other than the (i) indefeasible payment in full, in Cash, of the Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims) and (ii) that no Event of Default shall have occurred and then be continuing; (c) any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Administrative Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith or willful misconduct; (e) (i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 3 above and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

5.     Guarantor’s Rights. Until the Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims) shall have been indefeasibly paid in full, in Cash, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any other Loan Party or any of their respective assets in connection with this Guaranty or the performance by such other Loan Party of its obligations under the Loan Documents, as the case may be, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor or any other Loan Party now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Administrative Agent or any Lender now has or may hereafter have against Company or any other Person, and (c) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by Administrative Agent or any Lender. In addition, until the Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims) shall have been indefeasibly paid in full, in Cash, Guarantor shall withhold from exercising any right of contribution that Guarantor may have against any other Loan Party. Guarantor further agrees that, to the extent the waiver or agreement to withhold from exercising Guarantor’s rights set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights that Guarantor may have against Company, any Collateral or security or any other Loan Party, in each case pursuant to the Loan Documents, shall be junior and subordinate to any rights Administrative Agent and/or any Lender may have against Company, to all right, title and interest Administrative Agent and/or any Lender may have in any such Collateral or security, and to any right Administrative Agent and/or any Lender may have against such other Loan Party, in each case pursuant to the Loan Documents. If any amount shall be paid to Guarantor on account of any such rights at any time when all Guaranteed Obligations then due and owing (other than contingent and un-asserted indemnification and expense reimbursement claims) shall not have been indefeasibly paid in full, in Cash, such amount shall be held in trust for Administrative Agent on behalf of Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Lenders to be credited and applied against the Guaranteed Obligations in accordance with the terms hereof.

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6.     Subordination of Other Obligations. Any Indebtedness of Company now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Lenders to be credited and applied against the Guaranteed Obligations then due and owing but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision hereof.

7.     Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims) shall have been indefeasibly paid in full in Cash. Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

8.     Authority of Guarantor or Company. No Lender shall be required to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

9.     Financial Condition of Company. Any Term Loan may be made to Company or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Company at the time of any such making or continuation. Neither Administrative Agent nor any Lender shall have any obligation to disclose or discuss with Guarantor Administrative Agent’s or such Lender’s assessment of the financial condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents. Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of Administrative Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by Administrative Agent or such Lender.

10.   Bankruptcy, etc.

(a)    So long as any Guaranteed Obligations remain outstanding, Guarantor shall not, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Loan Party. The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Loan Party or by any defense which Company or any other such Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

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(b)   Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 10(a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of Law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because the intention of Guarantor, Administrative Agent and Lenders is that the Guaranteed Obligations which are guaranteed by Guarantor pursuant hereto should be determined without regard to any rule of Law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)    In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

11.   Payments to Be Free and Clear. In furtherance of the provisions of the Loan Agreement, all sums payable by Guarantor hereunder shall (except to the extent required by Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of Administrative Agent or any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Guarantor or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment. In furtherance of the provisions of the Loan Agreement, if Guarantor is required by Law to make any deduction or withholding on account of any such Tax from any sum paid or payable hereunder: (i) Guarantor shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Guarantor becomes aware of it; (ii) Guarantor shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Guarantor) for Guarantor’s own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) if such Tax is an Indemnified Tax, the sum payable by Guarantor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) as soon as reasonably practicable after the date of such payment, Guarantor shall deliver to Administrative Agent evidence of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

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12.   Further Assurances. Guarantor agrees, upon the reasonable prior written request of Administrative Agent, to execute and deliver to Administrative Agent, from time to time, any additional instruments or documents or to take any further actions, from time to time, considered reasonably necessary by Administrative Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

13.   Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof, respectively.

14.   Headings. The headings in this Guaranty are for convenience of reference only and shall not affect the meaning or interpretation of this Guaranty.

15.   Severability. Whenever possible, each provision of this Guaranty shall be interpreted in a manner so as to be valid and enforceable under applicable Law, but if any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable Law, such provision shall be ineffective to the extent so determined, without affecting the remainder of such provision or the remaining provisions of this Guaranty.

16.   Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Administrative Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of Administrative Agent and Lenders, all future holders of any instrument evidencing any of the Obligations or Guaranteed Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the rights of Administrative Agent and Lenders hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty without the prior written consent of Administrative Agent. This Guaranty shall not be assignable by Administrative Agent except in connection with an assignment of its rights and obligations as Administrative Agent in accordance with the terms of the Loan Agreement.

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17.   No Waiver; Cumulative Remedies; Amendments. Neither Administrative Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in a writing signed by Administrative Agent and then only to the extent therein set forth. A waiver by Administrative Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising, on the part of Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by Law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Administrative Agent and Guarantor.

18.   Expenses. Guarantor agrees to promptly reimburse Administrative Agent for actual reasonable, documented and out-of-pocket expenses incurred by Administrative Agent in connection with the administration and enforcement of this Guaranty; provided, that neither Guarantor nor any Loan Party shall have any obligation to pay or reimburse fees or expenses of Administrative Agent or any Lender except to the extent required under Section 12.04 of the Loan Agreement.

19.   [Intentionally Reserved]

20.   GOVERNING LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS) THEREOF.

21.   VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, GUARANTOR IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT GUARANTOR’S ADDRESS PROVIDED BELOW GUARANTOR’S SIGNATURE HERETO; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES ADMINISTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

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22.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (A) THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, (B) IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY, AND (C) IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS CLAUSE AND EXECUTED BY EACH PARTY HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Guarantor and Administrative Agent have caused this Guaranty to be executed and delivered by their respective duly authorized representatives as of the date first above written.

GUARANTOR:

FS ENERGY AND POWER FUND

By:	/s/ Stephen S. Sypherd
Name:	Stephen S. Sypherd
Title:	Vice President, Treasurer and Secretary

Address:

FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Gerald F. Stahlecker
Facsimile:

ADMINISTRATIVE AGENT:

FORTRESS CREDIT CO LLC

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President